UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2020 (April 22, 2020)

Synchronoss Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 par value	SNCR	The Nasdaq Stock Market, LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers.

On April 22, 2020, Synchronoss Technologies, Inc. (the “Company”) announced that Mary Clark was leaving her position as the Company’s Chief Product Officer and Chief Marketing Officer effective May 1, 2020.

In connection with her departure, the Company’s Board of Directors approved a release agreement between the Company and Ms. Clark (the “Release Agreement”). The Release Agreement, among other things, provides that Ms. Clark will be paid her regular wages, including any accrued but unused paid time off, through May 1, 2020 (the “Separation Date”). Ms. Clark’s current health coverage will continue until the Separation Date, and she is eligible to continue her health care coverage beyond the Separation Date through COBRA. In exchange for a general release of claims in favor of the Company, the Release Agreement provides, among other things, for the following payments to Ms. Clark: (i) severance in the amount of $849,188.00 (less all applicable withholdings and deductions) and (ii) the gross amount of $19,850.00, which is intended to cover the employer portion of any COBRA payments for a period of twenty-four months following the Separation Date.

The foregoing summary of the Release Agreement is qualified in its entirety by reference to the Release Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 28, 2020	Synchronoss Technologies, Inc.

		By:	/s/ David Clark
			Name:	David Clark
			Title:	Chief Financial Officer